UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2021

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2021, Astrotech Corporation (the “Company”) entered into (1) the Omnibus Amendment to the Secured Promissory Notes (the “Amended Notes”) with Thomas B. Pickens III (“Mr. Pickens”), in connection with the Company’s Secured Promissory Note, dated September 5, 2019 (the “2019 Note”), in the original aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the Company’s Secured Promissory Note, dated February 13, 2020, in the original aggregate principal amount of One Million Dollars ($1,000,000) (the “2020 Note” and, collectively with the 2019 Note, the “Original Notes”) and (2) the Omnibus Amendment to the Security Agreements (the “Amended Security Agreements”, and together with the Amended Notes, the “Amendments”) with certain subsidiaries of the Company signatory thereto and the holder of the Original Notes, in connection with the Security Agreements between the Company, certain subsidiaries of the Company signatory thereto and the holder of the Original Notes, dated as of September 5, 2019 and February 13, 2020, respectively (the “Original Security Agreements”).

Pursuant to the Original Notes and the Original Security Agreements, as amended by that certain Omnibus Amendment to the Secured Promissory Notes between Mr. Pickens and the Company dated August 24, 2020, and that certain Omnibus Amendment to the Security Agreements among the Company, certain of its subsidiaries and Mr. Pickens and dated August 24, 2020, respectively, the principal amount and accrued interest on the Original Notes were due and payable on September 5, 2021. Pursuant to the Amendments, (a) the principal amount and accrued interest on the 2020 Note was paid in full and the 2020 Note was cancelled, and (b) $1,000,000 of the principal amount and all accrued interest on the 2019 Note was paid and the maturity date on the remaining balance of the 2019 Note was extended to September 5, 2022 (the “Maturity Date”).

In addition, the Subsidiaries (as defined in the Subsidiary Guarantee) jointly and severally agreed to guarantee and act as surety for the Company’s obligation to repay the remaining balance on the 2019 Note pursuant to subsidiary guarantees, dated September 5, 2019 and February 13, 2020, respectively, as amended by the Omnibus Amendments to Subsidiary Guarantees, dated August 24, 2020 and September 3, 2021, respectively (the Omnibus Amendment to Subsidiary Guarantees dated September 3, 2021, the “Amended Subsidiary Guarantee”). The Subsidiary Guaranty with respect to the 2020 Note was also cancelled by the Amended Subsidiary Guarantee due to the 2020 Note being repaid in full.

The transaction contemplated above was approved by the Company’s board of directors and its audit committee. Each of the Amended Notes, Amended Security Agreements and Amended Subsidiary Guarantees were approved by all of the disinterested directors of each of the Subsidiaries. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Amended Notes, the Amended Security Agreements and the Amended Subsidiary Guarantee, which are filed as Exhibits 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Original Notes was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Omnibus Amendment to Secured Promissory Notes, dated September 3, 2021, by and between the Company and Thomas B. Pickens III.

10.1	Acknowledgment, Consent and Affirmation of Guarantors, dated September 3, 2021.

10.2	Omnibus Amendment to Security Agreements, dated September 3, 2021, by and among the Company, certain of the Company’s subsidiaries and Thomas B. Pickens III.

10.3	Omnibus Amendment to Subsidiary Guarantees, dated September 3, 2021, made by certain of the Company’s subsidiaries in favor of Thomas B. Pickens III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Eric Stober

Name:	Eric Stober
Title:	Chief Financial Officer

Date: September 8, 2021